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                                 AMERIKING, INC.

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                     Jan. 1, 2002 to              Dec. 26, 2000 to
                                                      July 1, 2002                  June 25, 2001
                                              ---------------------------   ----------------------------
                                                 W/O PIK       With PIK       W/O PIK        With PIK
                                                Dividends     Dividends      Dividends      Dividends
                                              ---------------------------   ----------------------------
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EARNINGS
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Loss before income taxes benefit               (18,122,000)  (18,122,000)   (18,248,000)   (18,248,000)
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Interest expense                                12,696,000    12,696,000     10,861,000     10,861,000
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Amortization of deferred financing costs           160,000       160,000        464,000        464,000
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Portion of rents representative of interest      5,286,000     5,286,000      5,216,000      5,216,000
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Preferred stock PIK dividends                           -        344,000             -         324,000
                                               -----------   -----------    -----------    -------------
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Total earnings                                      20,000       364,000     (1,707,000)    (1,383,000)
                                               -----------   -----------    -----------    -------------
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FIXED CHARGES
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Interest expense                                12,696,000    12,696,000     10,861,000     10,861,000
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Amortization of deffered financing costs           160,000       160,000        464,000        464,000
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Portion of rents representative of interest      5,286,000     5,286,000      5,216,000      5,216,000
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Preferred stock PIK dividends                           -        344,000             -         324,000
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Total Fixed Charges                             18,142,000    18,486,000     16,541,000     16,865,000
                                               -----------   -----------    -----------    -------------
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RATIO OF EARNINGS TO FIXED CHARGES                    0.00          0.02          (0.10)         (0.08)
                                               -----------   -----------    -----------    -------------
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INSUFFICIENT EARNINGS TO COVER FIXED CHARGES   (18,122,000)  (18,122,000)   (18,248,000)   (18,248,000)
                                               -----------   -----------    -----------    -------------
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